UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

Canna-Global Acquisition Corp

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-41102	86-3692449
(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500

Marina Del Rey, California 90292

(Address of principal executive offices, including zip Code)

310-496-5700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, par value $0.000001 per share, and one redeemable warrant	CNGLU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units	CNGL	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	CNGLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing rule or Standard; Transfer of Listing.

On January 24, 2023, Canna-Global Acquisition Corp (the “Company”) received a notice (the “MVLS Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), stating that the Company’s listed securities failed to comply with the $50 million market value of listed securities (“Market Value of Listed Securities”) requirement for continued listing on the Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(A) based upon the Company’s Market Value of Listed Securities for the 30 consecutive business days prior to the date of the MVLS Notice.

The Company also received a notice on January 24, 2023 (the “MVPHS Notice” and, with the MVLS Notice, the “Notices”) from Nasdaq stating that the Company’s listed securities failed to comply with the $15 million market value of publicly held shares (“Market Value of Publicly Held Shares”) requirement for continued listing on the Nasdaq Global Market in accordance with Nasdaq Listing Rule 5450(b)(2)(C) based upon the Company’s Market Value of Publicly Held Shares for the 30 consecutive business days prior to the date of the MVPHS Notice.

The Notices have no immediate effect on the listing of the Company’s securities on Nasdaq and in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until July 24, 2023, in which to regain compliance. There can be no assurance that the Company will be able to regain compliance with the Market Value of Publicly Held Shares requirement or maintain compliance with the other Nasdaq listing requirements.

In order to regain compliance, the Market Value of Publicly Held Shares of the Company must close at $50,000,000 or more for a minimum of ten consecutive days during this 180-day period. The Company intends to monitor its Market Value of Publicly Held Shares and consider its available options.

In the event that the Company does not regain compliance within this 180-day period, the Company may be eligible to transfer to the Nasdaq Capital Market before the expiry of the 180-day period. To qualify, the Company would be required to meet the continued listing requirement for Market Value of Publicly Held Shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the bid price requirement. On the Nasdaq Capital Market, the Company may receive an additional compliance period of 180 calendar days if needed. However, if it appears to Nasdaq that the Company will not be able to cure the deficiency, or if the Company is not otherwise eligible, Nasdaq will provide notice to the Company that its listed securities will be subject to delisting. In the event of such notification, the Company may appeal Nasdaq’s determination to delist its securities, but there can be no assurance Nasdaq would grant the Company’s request for continued listing.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and shall not constitute a proxy statement or the solicitation of a proxy, consent or authorization with respect to any securities or in respect of an initial business combination or PIPE financing and is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy or subscribe for any securities or a solicitation of any vote of approval, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANNA-GLOBAL ACQUISITION CORP

Date: January 30, 2023	By:	/s/ J. Gerald Combs
	Name:	J. Gerald Combs
	Title:	Chief Executive Officer